EXHIBIT 3.1

Industry Canada	Industrie Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

SYSTEMS XCELLENCE INC.	317087-0
LES SYSTÈMES XCELLENCE INC.

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.
Je certifie que la société susmentionnée est issue d’une fusion, en vertu de l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statutes de fusion ci-joints.

/s/ Illegible	August 1, 1995/le 1 aoùt 1995

Director — Directeur	Date of Amalgamation — Date de fusion

FORM 9
ARTICLES OF AMALGAMATION
(SECTION 185)
(Illegible) ame of amalgamated corporation

(Illegible) SYSTEMS XCELLENCE INC. (Illegible) SYSTEMES XCELLENCE INC.

2-The place in Canada where the registered office is to be situated Illegible gional Municipality of Halton, in the Province of Ontario

(Illegible)The classes and any maximum number of shares that the corporation is authorized to issue unlimited number of common shares without nominal or par value.

(Illegible)Restrictions, if any, on share transfers (Illegible)No such restrictions.

(Illegible)Number (or minimum and maximum number) of directors (Illegible)minimum of 3 and a maximum of 10.

(Illegible)Restrictions, if any, on business the corporation may carry on (Illegible)No such restrictions.

(Illegible)7-Other provisions, if any (Illegible)such other provisions.

The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:	☐ 183
☑ 184(1)
☐ 184(2)

9 -	Name of the amalgamating corporations	Corporation No.	Signature	Date	Title
	SYSTEMS XCELLENCE INC. LES SYSTÈMES XCELLENCE INC.	168968-1	/s/ Illegible	7/27/95	(Illegible)
	SYSTEMS XCELLENCE, LTD.	(Illegible)	/s/ Illegible	7/28/95	(Illegible)

	(Illegible)DR DEPARTMENTAL USE ONLY (Illegible)Corporation No. 317087-0		Filed	AUG — 2 1995

STATUTORY DECLARATION OF DIRECTOR
OR OFFICER PURSUANT TO SUBSECTION 185(2)
OF THE CANADA BUSINESS CORPORATIONS ACT

CANADA	)	IN THE MATTER of the Canada
	)	Business Corporations Act
PROVINCE OF ONTARIO	)	and the articles of amalgamation
	)	of Systems Xcellence Inc./Les
	)	Systemes Xcellence Inc. and Systems
TO WIT:	)	Xcellence, Ltd.
I, Stephen J. Hall, of the Town of Oakville, in the Province of Ontario, do solemnly declare that:
1.	I am a director and officer of Systems Xcellence Inc./Les Systemes Xcellence Inc. and Systems Xcellence, Ltd. being the amalgamating corporations in the attached articles of amalgamation, and as such have personal knowledge of the matters herein declared to.

2.	I have conducted such examinations of the books and records of Systems Xcellence Inc./Les Systemes Xcellence Inc. and Systems Xcellence, Ltd. and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.	There are reasonable grounds for believing that,
(a)	each amalgamating corporation, namely Systems Xcellence Inc./Les Systemes Xcellence Inc. and Systems Xcellence, Ltd. is, and the amalgamated corporation, namely Systems Xcellence Inc./Les Systemes Xcellence Inc., will be able to pay its liabilities as they become due, and

(b)	the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.
4.	There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

AND I make this solemn declaration conscientiously, believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the	)
City of Toronto, in the	)
Province of Ontario, this 28th	)
day of July , 1995.	)
)
/s/ Illegible	)	/s/ Stephen J. Hall

A Commissioner etc.	)

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

SYSTEMS XCELLENCE INC. LES SYSTÈMES XCELLENCE INC.		317087-0

Name of corporation-Denomination de la société		Corporation number-Numero de la société

I hereby certify that the articles of the above-named corporation were amended		Je certifie que les statuts de la société susmentionnée on été modifies:

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice:	☐	a) en vertu de 1’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares:	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

/s/ Illegible
Director — Directeur		July 12. 1996/le 12 juillet 1996 Date of Amendment — Date de modification

CANADA BUSINESS CORPORATIONS ACT
FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

l-Name of Corporation	2-Corporation No.

SYSTEMS XCELLENCE INC.
LES SYSTÈMES XCELLENCE INC.	317087-0

3-The articles of the above-named corporation are amended as follows:
     By deleting the provision of Article 7 of the Articles of Amalgamation dated August 1, 1995 in its entirety and substituting therefor the following:
“7 — Other provisions if any
The directors of the Corporation may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.”

Date	Signature	Description of Office

1996-07-09	/s/ Stephen J. Hall	Stephen J. Hall — Chief Operating Officer and Secretary

FOR DEPARTMENTAL USE ONLY Filed